UNITED STATES SECURITIES AND

EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) February 17, 2005

EDEN ENERGY CORP.

(Exact name of registrant as specified in its charter)

Nevada

(State or other jurisdiction of incorporation)

000-31503

(Commission File Number)

98-0199981

(IRS Employer Identification No.)

Suite 1925 – 200 Burrard Street, Vancouver , British Columbia V6C 3L6 Canada

(Address of principal executive offices and Zip Code)

Registrant's telephone number, including area code 604.693.0179

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02. Unregistered Sales of Equity Securities

On February 17, 2006 and February 23, 2006, we closed a private placement of 7,366,520 common shares and 14,733,040 share purchase warrants resulting in gross proceeds of $16,574,670. The proceeds will be used for working capital and to further develop the Registrant’s projects.

The private placement consisted of the issuance of 7,366,520 units at $2.25 per unit. Each unit consists of one common share and two share purchase warrants. Each warrant shall entitle the holder to purchase one additional common share at a price of $3.25 per share and $5.25 per share, respectively, until February 16, 2009.

We issued 5,435,964 of these securities to non U.S. persons (as that term is defined in Regulation S of the Securities Act of 1933) in an offshore transaction relying on Regulation S and/or Section 4(2) of the Securities Act of 1933.

We issued 1,930,556 of these securities relying on Rule 506 of Regulation D and/or Section 4(2) of the Securities Act of 1933.

The shares issued in this private placement have not been registered under the Securities Act of 1933, as amended, and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements of the Securities Act of 1933.

The Registrant will pay a cash placement fee of up to 6% of the gross proceeds of the offering for agent services in the transaction and issue up to 4% of the gross proceeds raised from the offering in the form of agents warrants which shall have the same terms and conditions as the investors’ warrants.

Item 9.01. Financial Statements and Exhibits.

10.1	Form of Subscription Agreement.
10.2	Form of Subscription Agreement with non-US subscribers.
10.3	Form of Warrant Certificate.
99.1	News Release dated February 17, 2006.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EDEN ENERGY CORP.

/s/ Donald Sharpe

Donald Sharpe, President

Date: February 24, 2006